Exhibit 99.1

Monotype Announces Fourth Quarter and Full Year 2014 Results

Company Increases Quarterly Dividend by 25 Percent

WOBURN, Mass.--(BUSINESS WIRE)--February 12, 2015--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the fourth quarter and full year ended Dec. 31, 2014.

Fourth quarter 2014 highlights

  Revenue for the quarter was $46.4 million, an increase of eight percent year over year.
  Operating income was $13.4 million, or 29 percent of revenue.
  Non-GAAP net adjusted EBITDA was $18.7 million, or 40 percent of revenue.
  Cash flow from operations was $14.3 million.

Full year 2014 highlights

  Revenue for the year was $184.5 million, an increase of 11 percent year over year.
  Operating income was $52.1 million, or 28 percent of revenue.
  Non-GAAP net adjusted EBITDA was $74.4 million, or 40 percent of revenue.
  Cash flow from operations was $60.7 million.

“Monotype had a solid fourth quarter and full year. In 2014, we met our expected Web font revenue goals, acquired two companies, continued our expansion in automotive, and continued to innovate through new products and business models,” said Doug Shaw, president and chief executive officer. “We’re off to an exciting start, with the launch of the Monotype Spark solution and our acquisition of Swyft Media. Monotype Spark brings high-quality text to a wide range of memory-constrained devices, like wearables, medical devices and the Internet of Things. Swyft Media enables us to enter the fast-growing, millennial-dominated, consumer market of in-app, branded, mobile content where we see a great fit for our fonts to enhance personalization and self expression.”

Scott Landers, senior vice president and chief financial officer, said,“2014 was a year of significant progress, as we also invested in infrastructure to support future growth, returned $12 million to shareholders via dividends and repurchased $30 million of common stock. At the same time, we increased cash by almost $12 million compared to the prior year end. Although our financial guidance for 2015 anticipates currency headwinds in Europe, we still expect 2015 to be a year of continued progress.”

Fourth quarter 2014 operating results

Revenue for the quarter increased eight percent to $46.4 million, compared to $43.0 million for the fourth quarter of 2013. Creative Professional revenue was $20.9 million, a 21 percent increase from the same period in 2013. OEM revenue was $25.5 million, a decrease of one percent from the fourth quarter of 2013.

Net income was $9.4 million, compared to $8.1 million in the fourth quarter of 2013. Earnings per diluted share were $0.23, compared to $0.20 in the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $13.0 million, compared to $11.3 million in the fourth quarter of 2013. Non-GAAP earnings per diluted share were $0.33, compared to $0.28 in the prior year period.

Non-GAAP net adjusted EBITDA was $18.7 million, or 40 percent of revenue, compared to $18.3 million in the fourth quarter of 2013.

Full year 2014 operating results

Revenue for 2014 was $184.5 million, an increase of 11 percent compared to $166.6 million for 2013. Creative Professional revenue was $77.0 million, an increase of 21 percent year over year. OEM revenue was $107.5 million, an increase of four percent year over year.

Net income for 2014 was $32.5 million, compared to net income of $31.1 million for the prior year. Earnings per diluted share were $0.81, compared to earnings per diluted share of $0.78 in 2013.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $46.1 million, compared to $43.2 million in 2013. Non-GAAP earnings per diluted share were $1.16, compared to $1.10 in 2013.

Non-GAAP net adjusted EBITDA was $74.4 million, or 40 percent of revenue, compared to non-GAAP net adjusted EBITDA of $71.0 million in 2013.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended Dec. 31, 2014 and 2013 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $90.3 million as of Dec. 31, 2014, compared to $82.6 million as of Sept. 30, 2014 and $78.4 million as of Dec. 31, 2013. The company generated $14.3 million of cash from operations in the fourth quarter of 2014 and $60.7 million for the full year 2014.

Quarterly dividend and share repurchase program

The last quarterly cash dividend of $0.08 per share of common stock was paid on Jan. 22, 2015. On Feb. 10, 2015, Monotype’s board of directors approved a 25 percent increase in the quarterly dividend from $0.08 to $0.10 per share, which will be paid on April 21, 2015 to shareholders of record as of the close of business on April 1, 2015.

During the fourth quarter of 2014, Monotype repurchased approximately 130,000 shares of common stock under the company’s repurchase program for an aggregate amount of approximately $3.6 million. Monotype purchased the shares on the open market at the prevailing market prices.

Financial outlook

For the first quarter of 2015, Monotype expects revenue in the range of $45.5 million to $48.5 million. The company anticipates first quarter 2015 non-GAAP net adjusted EBITDA in the range of $16.5 million to $18.5 million, GAAP earnings per diluted share in the range of $0.15 to $0.19 and non-GAAP earnings per diluted share in the range of $0.24 to $0.28.

For the full year 2015, Monotype continues to expect revenue to grow in line with the preliminary outlook provided during company’s third quarter 2014 earnings call, minus adjustments relating to foreign currencies and the acquisition of Swyft Media. Monotype now expects revenue growth to approximate seven percent, with revenue in the range of $195.0 million to $201.0 million. The company anticipates full year 2015 non-GAAP net adjusted EBITDA in the range of $75.0 million to $79.0 million, GAAP earnings per diluted share in the range of $0.73 to $0.79 and non-GAAP earnings per diluted share in the range of $1.14 to $1.20. A reconciliation of these changes is provided in the financial tables that accompany this release.

Conference call details

Monotype will host a conference call on Thursday, Feb. 12, 2015, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2014 results and business outlook for 2015. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 74297390. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s solutions; risks associated with the company’s ability to integrate products, services and employees from acquired companies in a timely manner or at all; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$90,325	$78,411
Accounts receivable, net	9,279	8,317
Income tax refunds receivable	2,593	3,334
Deferred income taxes	2,898	3,557
Prepaid expenses and other current assets	4,361	3,394

Total current assets	109,456	97,013
Property and equipment, net	10,578	3,568
Goodwill	176,999	176,350
Intangible assets, net	73,862	76,684
Other assets	3,563	2,744

Total assets	$374,458	$356,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,156	$1,112
Accrued expenses and other current liabilities	24,570	20,425
Accrued income taxes payable	640	14
Deferred revenue	7,107	6,767

Total current liabilities	33,473	28,318
Other long-term liabilities	2,596	972
Deferred income taxes	32,960	32,600
Reserve for income taxes	4,637	2,496
Accrued pension benefits	5,679	5,098
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	232,522	209,376
Treasury stock, at cost	(31,946)	(2,279)
Retained earnings	98,672	78,741
Accumulated other comprehensive (loss) income	(4,174)	998

Total stockholders’ equity	295,113	286,875

Total liabilities and stockholders’ equity	$374,458	$356,359

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$46,402	$43,032	$184,500	$166,624
Cost of revenue	7,526	5,816	28,583	23,776
Cost of revenue—amortization of acquired technology	1,139	1,142	4,574	4,560

Total cost of revenue	8,665	6,958	33,157	28,336

Gross profit	37,737	36,074	151,343	138,288
Operating expenses:
Marketing and selling	13,114	11,076	49,580	42,019
Research and development	4,794	5,379	20,684	19,897
General and administrative	5,524	5,109	23,599	19,720
Amortization of other intangible assets	948	1,496	5,398	5,963

Total operating expenses	24,380	23,060	99,261	87,599

Income from operations	13,357	13,014	52,082	50,689
Other (income) expense:
Interest expense	370	293	1,202	1,295
Interest income	(127)	(13)	(168)	(23)
Other expense, net	628	344	1,628	1,469

Total other expense	871	624	2,662	2,741

Income before provision for income taxes	12,486	12,390	49,420	47,948
Provision for income taxes	3,116	4,296	16,875	16,863

Net income	$9,370	$8,094	$32,545	$31,085

Net income available to common shareholders – basic	$9,197	$7,973	$31,940	$30,582

Net income available to common shareholders – diluted	$9,199	$7,973	$31,950	$30,582

Net income per common share:
Basic	$0.24	$0.21	$0.83	$0.81
Diluted	$0.23	$0.20	$0.81	$0.78

Weighted average number of shares:
Basic	38,630,552	38,177,839	38,565,368	37,833,817
Diluted	39,395,926	39,521,080	39,466,717	39,285,651
Dividends declared per common share	$0.08	$0.06	$0.32	$0.24

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP operating income	$13,357	$13,014	$52,082	$50,689
Depreciation and amortization	2,516	3,054	11,663	12,090
Share based compensation	2,814	2,215	10,649	8,209

Non-GAAP net adjusted EBITDA	$18,687	$18,283	$74,394	$70,988

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP net income	$9,370	$8,094	$32,545	$31,085
Amortization, net of tax	1,565	1,723	6,562	6,819
Share based compensation, net of tax	2,111	1,446	7,007	5,319

Non-GAAP net income	$13,046	$11,263	$46,114	$43,223

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP earnings per diluted share	$0.23	$0.20	$0.81	$0.78
Amortization, net of tax	0.04	0.04	0.17	0.18
Share based compensation, net of tax	0.06	0.04	0.18	0.14

Non-GAAP earnings per diluted share	$0.33	$0.28	$1.16	$1.10

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Marketing and selling	$1,260	$1,027	$4,813	$3,780
Research and development	605	505	2,352	1,910
General and administrative	949	683	3,484	2,519

Total expensed	$2,814	$2,215	$10,649	$8,209
Property and equipment	37	—	139	—

Total share based compensation	$2,851	$2,215	$10,788	$8,209

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Creative Professional	$20,858	$17,254	$76,961	$63,689
OEM	25,544	25,778	107,539	102,935

Total	$46,402	$43,032	$184,500	$166,624

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2015	Q1 2015
GAAP net income	$6,100	$7,400
Amortization, net of tax	1,900	1,900
Share based compensation, net of tax	1,700	1,700

Non-GAAP net income	$9,700	$11,000

GAAP earnings per diluted share	$0.15	$0.19
Amortization, net of tax	0.05	0.05
Share based compensation, net of tax	0.04	0.04

Non-GAAP earnings per diluted share	$0.24	$0.28

Weighted average diluted shares used to compute non-GAAP earnings per share	39,500,000	39,500,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP net income	$29,100	$31,600
Amortization, net of tax	7,700	7,700
Share based compensation, net of tax	8,500	8,500

Non-GAAP net income	45,300	47,800

GAAP earnings per diluted share	$0.73	$0.79
Amortization, net of tax	0.20	0.20
Share based compensation, net of tax	0.21	0.21

Non-GAAP earnings per diluted share	$1.14	$1.20

Weighted average diluted shares used to compute non-GAAP earnings per share	39,900,000	39,900,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2015	Q1 2015
GAAP operating income	$10,400	$12,400
Depreciation and amortization	3,500	3,500
Share based compensation	2,600	2,600

Non-GAAP net adjusted EBITDA	$16,500	$18,500

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP operating income	$47,800	$51,800
Depreciation and amortization	13,900	13,900
Share based compensation	13,300	13,300

Non-GAAP net adjusted EBITDA	$75,000	$79,000

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF PRELIMINARY 2015 REVENUE OUTLOOK TO 2015 REVENUE GUIDANCE

FOR ILLUSTRATIVE PURPOSES ONLY
(in thousands)

	Low	Mid	High
2015 Preliminary Outlook*	$199,200	$202,800	$206,500

2015 Updated Preliminary Outlook	$199,800	$202,800	$205,800
Less: Currency Impact	(7,800)	(7,800)	(7,800)
Add: Swyft Media	3,000	3,000	3,000

2015 Revenue Guidance	$195,000	$198,000	$201,000

*As given on Q3 2014 earnings call October 31, 2014, which called for 8% to 12% revenue growth.

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com